                                                                     EXHIBIT 3.1

                                  [Translation]


             Articles of Incorporation of Chunghwa Telecom Co., Ltd.


1.    All 26 articles adopted by Promoters Meeting on June 11, 1996.

2.    Article 15 amended by General Shareholders Meeting on December 26, 1997.

3.    Articles 2 and 22 amended by General Shareholders Meeting on November 25,
      1998.

4. Paragraph 1 of Article 21, amended by Special Shareholders Meeting on July 13, 1999.

5.    Articles 2, 3, 6, 7, 10, 12, 13, 19, 21 and 22 amended, and Articles 6-1 and 7-1 inserted by General Shareholders Meeting on June 4, 2001.

6. Articles 2, 7, 8, 9, 10, 19, 21, and 22 amended and Article 5 deleted by General Shareholders Meeting on June 21, 2002.

Chapter I - General Provisions



Article 1 -       The Company is promoted by the Ministry of Transportation and
                  Communications ("MOTC") and others and organized under the Telecommunication Law, the Statute of Chunghwa Telecom Co.,
                  Ltd. (hereinafter referred to as the "Corporation Statute") and the provisions of the Company Law pertaining to companies limited by shares and is named "Chunghwa Telecom Co., Ltd.".

                  The English name of the Company is "Chunghwa Telecom Co.,
                  Ltd.".

Article 2 -       The scope of business of the Company shall be as follows:


                  1)    Telecommunications Enterprise of Type 1 (G901011);

                  2)    Telecommunications Enterprise of Type 2 (G902011);

                  3)    Installation of the Computer Equipment Business
                        (E605010);

                  4)    Telecommunication Equipment Wholesale Business
                        (F113070);

                  5)    Telecommunication Equipment Retail Business (F213060);

                  6)    Telecommunication Engineering Business (E701010);

                  7) Installation of the Radio-Frequency Equipment whose operation is controlled by the Telecommunication Business (E701030);

                  8)    Information Software Service Business (I301010);

                  9) Other Designer Businesses [the design of the computer information hardware] (I599990);

                  10)   Rental Business (I601010);

                  11)   Publishing Business (J304011);

                  12) Other Wholesale Businesses [telephone card and IC card] (F199990);

                  13) Enterprise Management and Consulting Service Business (I103010);

                  14)   Professional Training Business (J201011);

                  15) Other Corporation Service Businesses [telephone card, IC card, the research and development of the telecommunication facilities and devices, accepting payment on behalf of businesses and institutions, telecommunication equipment inspection services, and agency sale of entry tickets and travel fares] (IZ99990);

                  16) Other Retail Businesses [telephone card and IC card] (F299990);

                  17)   Online Certification Service Businesses (IZ13010);

                  18) Supply of Electronic Information Service Businesses (I301030);

                  19)   Information Process Service Business (I301020);

                  20) Telecommunication Account Application Agency Businesses (IE01010);

                  21) Management of Overdue Accounts Payable Service Businesses (IZ11010);

                  22)   Office Building Rental Businesses (H703030);

                  23)   Stall Space Rental Businesses (H703040);

                  24)   Factory Rental Businesses (H703010);

                  25)   Conference Room Rental Businesses (H703050);

                  26)   Vocational Skills Training Businesses (J201030);

                  27)   Waste Disposal Businesses (J101040);

                  28) Community Common Cable Television Equipment Businesses (J502020);

                  29)   Exhibition Service Businesses (JB01010);

                  30)   General Advertising Service Businesses (I401010);

                  31)   Department Store Businesses (F301010);

                  32)   Communication Newsletter Businesses (J302010);

                  33)   Credit Investigation Service Businesses (I201010);

                  34)   Public Notarization Businesses (IZ07010);

                  35)   Parking Lot Operation Businesses (G202010);

                  36)   Environmental Assessment Service Businesses (J101050);

                  37)   Engineering Consultancy Businesses (I101061);

                  38) Information Storage an Process Equipment Manufacturing Businesses (CC01050);

                  39)   Electronic Component Manufacturing Businesses (CC01080);

                  40) Other Electrical and Electronic Machinery & Equipment Manufacturing Businesses [IC or Optical Card Scanners] (CC01990).

                  In addition to the aforementioned businesses, the Company may engage in other businesses not prohibited or restricted by laws and regulations.

                  The Company may handle endorsement and guaranty affairs in accordance with the Operation Procedures for the Endorsement and Guaranty of the Company if there is any business need.

Article 3 -       The Company may invest in telecommunication-related business or other businesses approved by MOTC.

                  The requirement for approval of MOTC in the preceding paragraph shall cease to apply as of the time that the Company becomes privatized.

                  Total amount of investments engaged by the Company may not be limited to the amount stipulated in Article 13 of the Company Law.

                  "Privatized" as used in these Articles shall refer to the day that Government holds less than fifty percent (50%) of paid-up capital of the Company.

Article 4 -       The head office of the Company is located in Taipei City and the Company may establish branch office(s) and liaison office(s) at appropriate locations within or outside the territory of the Republic of China.

Article 5 -       (Deleted)

Chapter II - Shares

Article 6 -       The registered capital of the Company shall be Ninety Six
                  Billion Four Hundred Seventy Seven Million Two Hundred Forty
                  Nine Thousand and Twenty New Taiwan Dollars
                  (NT$96,477,249,020), divided into Nine Billion Six Hundred
                  Forty Seven Million Seven Hundred Twenty Four Thousand and
                  Nine Hundred (9,647,724,900) common shares and Two (2) preferred shares with a par value of Ten New Taiwan Dollars
                  (NT$10) per share. All the common shares shall be fully issued and the preferred shares shall be issued by the Board of Directors pursuant to the laws and regulations.

Article 6-1 -     The rights, obligations, and other important conditions
                  regarding the preferred shares issued by the Company are stated as follows:

                  1) The rights of the preferred shares with respect to the
                     distribution of dividends and bonuses, the Company's retained properties, and the Company's profits and capital reserve in cash or the appropriated capital, etc. shall be equal to those of the common shares.

                  2) The shareholder(s) of the preferred shares has/have the same right to vote or election with those of the shareholder(s) of the common shares at a common shareholders' meeting.

                  3) During the term of the preferred shares, the shareholder(s)
                     of the preferred share shall be the director(s) and supervisor(s) and may be re-appointed by MOTC at any time.

                  4) When the Company issues new shares in cash, the
                     shareholder(s) of the preferred shares shall have the same preemptive rights with respect to the new shares as those of the shareholder(s) of the common shares.

                  5) The Company shall obtain the consents of the shareholder(s)
                     of the preferred shares before engaging in the following matters and, failing so, the action will be deemed void:

                        (1) To amend the Company's name

                        (2) To amend the Company's business scope

                        (3) To transfer all or the essential part of the
                            Company's business or assets

                  6) The preferred shares issued by the Company shall not be transferred. At the end of the third year from the issuance date of the preferred shares, the Company shall reacquire the preferred shares by their par value and then cancel them. The issuance date shall be the record date of the capital increase of the preferred shares.

Article 7 -       The share certificates of the Company shall bear the
                  shareholders' names, be signed or sealed by the Chairman and at least two other directors, be serially numbered, affixed with the corporate seal of the Company, and legalized by the Ministry of Economic Affairs ("MOEA") (hereinafter referred to as the "Competent Authority") or its certified issuance registration agency before they are issued in accordance with the relevant laws.

                  When issuing new shares, the Company may print a share certificate in respect of the full number of shares to be issued at that time, and shall arrange for the certificate to be kept by a centralized securities custodian institution, in which case the preceding requirement for serial numbering of share certificates shall not apply.

                  Shares issued by the Company may also be exempt from printing of share certificates, and the Company shall arrange for such shares to be recorded by a centralized securities custodian institution, in which case the preceding 2 paragraphs shall not apply.

                  Any affair with regard to the shares of the Company shall be handled in accordance with the Guidelines for Handling Stock Affairs by a Public Issuing Company.

Article 7-1 -     The share certificates issued by the Company may be jointly exchanged for the share certificates with a larger par value upon the request of the Taiwan Securities Centralized
                  Depository Company Limited by Shares.


Chapter III - Shareholders' Meeting

Article 8 -       Shareholders' meetings shall be of two types: general
                  shareholders' meeting and special shareholders' meeting.
                  Except as otherwise provided in the Company Law, shareholders' meetings shall be convened by the Board of Directors.

                  The general shareholders' meeting shall be convened at least once every year and shall be convened within six (6) months after the close of each fiscal year except as otherwise approved by the Competent Authority for good cause shown.

                  The special shareholders' meeting shall be convened at such time as may be deemed necessary pursuant to relevant laws and regulations.

Article 9 -       Where a shareholders' meeting is convened by the board of
                  directors, the chairman of the Company shall act as the chairman of the shareholders' meeting. In the event that the chairman is to be on leave of absence or cannot attend the meeting for any cause whatsoever, the vice-chairman, or where the chairman and the vice-chairman are both to be on leave of absence or cannot attend the meeting for any cause whatsoever, one of the directors appointed by the chairman, or, where there is no appointment, a director elected among all the directors, may act on behalf of the chairman.

                  Where a shareholders' meeting is convened by a person with authority other than the board of directors, such convener shall act as the chairman of the shareholders' meeting. Where there are two (2) or more conveners, the chairman of the meeting shall be elected amongst such conveners.

Article 10 -      Each shareholder of the Company shall be entitled to one vote for each share held.

Article 11 -      The government shareholder(s) may be represented by
                  individuals appointed by the MOTC; if there are numerous representatives, they may be each elected as the directors or supervisors.


Chapter IV - Directors and Supervisors

Article 12 -      The Company shall have fifteen (15) directors to form the
                  Board of Directors, one-fifth (1/5) of whom shall be expert representatives.

                  The Board of Directors shall have one (1) chairman elected by and from among the directors with the concurrence of a general majority of the directors present at a meeting attended by at least two-thirds (2/3) of the directors and shall have one (1) vice-chairman elected in the same way.

                  The Company shall have four (4) supervisors.

                  During the term of the preferred shares, there shall be at least one (1) seat of the directors and the supervisors each reserved for the shareholders of the preferred shares.

Article 13- The tenure of office of the directors and supervisors will be three (3) years and they will be eligible for re-election.

                  The tenure of the directors and supervisors of the shareholders of the preferred shares appointed without election and who are not subject to any restriction of the tenure set forth in the previous paragraph ends upon the termination of the issuance period of the preferred shares.

                  In the event that the representative of a government or corporate body is elected as the director or the supervisor, the government or corporate body may reappoint such representative at anytime to supplement the original tenure.

Article 14 -      The following items shall be decided by the Board of
                  Directors:

                  (1) The regulations with regard to the organization of the Company;

                  (2) The yearly business policy and budgets;

                  (3) The establishment, amendment, and abolishment of the
                      branch and liaison offices within or outside the territory of the Republic of China;

                  (4) The appointment or removal of any managerial officers;

                  (5) The personnel regulations of the Company; and

                  (6) The administrative regulations of the Company's equipment.

                  Other matters in relation to the execution of the Company's business, except for issues that shall be submitted to MOTC for approval or that are the items which shall be decided at the shareholders' meeting in accordance with the relevant laws or this Articles of Incorporation, shall be determined at the Board of Directors meeting.

Article 15 -      The board of directors' meeting shall be convened every two
                  (2) months. The special board of directors' meeting shall be convened at such time as may be deemed necessary. Both meetings shall be convened by the chairman of the Company and such chairman shall act as the chairman of the meeting. In the event that the chairman cannot attend the meeting for any cause whatsoever, the vice-chairman, or where the chairman and the vice-chairman are both to be on leave of absence or cannot attend the meeting for any cause whatsoever, one of the directors appointed by the chairman, or, where there is no appointment, a director elected among all the directors, may act on behalf of the chairman.

Article 16 -      All directors shall attend every board of directors' meeting;
                  in case any of the directors cannot attend the meeting for any cause whatsoever, he/she may designate the other directors to act on his/her behalf and such agent shall present the proxy setting forth the vested power of the purpose of the meeting each time. However, each agent shall only accept one appointment from the directors.

                  Except as otherwise provided in the relevant laws or this Articles of Incorporation, any resolution of a board of directors' meeting shall be adopted at a meeting which at least general majority of the directors attend and at which meeting a general majority of the directors present vote in favor of such resolution.

                  Minutes of meetings shall be prepared for all resolutions adopted at a board of directors' meeting.

Article 17 -      The supervisors shall perform the following functions:

                  (1) To investigate the business and financial condition of the
                      Company;

                  (2) To inspect the books, records and documents of the
                      Company.

Article 18 -      In addition to performing the functions of a supervisor in accordance with the relevant laws, the supervisors may attend the board of directors' meeting to express his/her opinion but may not participate in any voting.

Chapter V - Managerial Officers

Article 19 -      The Company shall have one general manager, several deputy executive general managers and deputy general managers.

                  The general manager shall be a director who has professional knowledge in telecommunication management.

Article 20 -      The general manager shall take charge of all affairs of the
                  Company and supervise its personnel in accordance with the relevant laws, this Articles of Incorporation, and the resolutions adopted in the board of directors' meeting.

                  The powers and duties of the board of directors and the general manager shall be separated in accordance with the Powers and Duties Chart.

Chapter VI - Accounting

Article 21 -      The fiscal year of the Company shall be from January 1 to
                  December 31 of each year.

                  At the end of each fiscal year, the board of directors shall prepare the following statements and reports, and submit the same to the supervisor(s) for examination thirty (30) days prior to the annual shareholders' meeting, and then shall submit the same to the annual shareholders' meeting for adoption.

                  (1) Report of Operations;

                  (2) Financial statements;

                  (3) Resolution governing the distribution of profit or the making-up of losses.

Article 22 -      After the Company has paid all payable taxes at the end of each fiscal year, the Company shall make up its accumulated losses and set aside ten percent (10%) of the net profit as the statutory revenue reserve before distribution of profits, except when the accumulated amount of such legal reserve equals to the

                  Company's total authorized capital. The Company may also set aside special reserve(s) according to the business need or rules after the Company. Fifty percent (50%) of the total amount of the balance plus accumulated retained profits from the previous year shall be distributed in the following manner:

                  1) Employee bonuses not less than one percent (1%);

                  2) Remuneration for directors and supervisors not higher than two-thousandth (0.2%);

                  3) The remainder after deducting amounts in subparagraphs 1)
                     and 2) shall be shareholders' dividends. Cash dividends shall not be below ten percent (10%) of the total dividends, but when the cash dividends fall below NT$0.1 per share, dividends shall be distributed in the form of stocks.

                  Subparagraphs 1) and 2) of the preceding paragraph shall apply after the Company becomes privately owned, in respect of distribution of profits for the subsequent fiscal year.

                  As the Company belongs to an industry with concentrated capital and technology, and parts of its businesses are currently at developmental and expansion stages, expenditure of capital will change with technological advancements and market competition. In light of future capital needs and long-term financial planning, the percentage of profit distribution stipulated in paragraph 1 may be adjusted based on such relevant factors as actual profitability for the year, capital budgeting and status of finances, and shall be executed following resolution by shareholders' meeting.

                  Dividends and bonuses shall not be distributed where the Company has no profits, provided that where the statutory revenues reserve exceeds fifty percent (50%) of paid-up capital of the Company, the portion in excess may be distributed as shareholders' dividends.

Article 23 -      In the event that the Company issues new shares for the
                  purpose of raising funds, the Company shall apply to the MOTC for approval to reserve not more than ten percent (10%) of the total newly issued shares for preemptive subscription at a discount by employees of the Company.

                  When MOTC sells the government-owned shares of the Company, the employees of the Company shall have the preemptive rights to subscribe for such shares at a discount, pursuant to the subscription amount set forth in the Statute for the Privatization of Public Enterprises and its relevant regulations.

Chapter VII - Supplementary Provisions

Article 24 -      The regulations with regard to the organization of the Board of Directors and the Company shall be separately adopted.

Article 25 -      Matters not provided herein shall be resolved in accordance with the Corporation Statute and the Company Law.

Article 26 -      This Articles of Incorporation was adopted on June 11, 1996.